EXHIBIT 32.1

                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER
   PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)


I, G. Richard Smith, Chairman of the Board of Directors and Chief Executive Officer of Coronado Industries, Inc. (the "Company"), have executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (the "Report"). The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have executed this certificate on the 29th day of March, 2004.


                                            /s/  G. Richard Smith
                                            ------------------------------------
                                            G. Richard Smith
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer